UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	000-22507	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6480 U.S. Highway 98 West, Suite A
Hattiesburg, Mississippi, 39402
(Address and Zip Code of principal executive offices)

(601) 268-8998
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events

The First Bancshares, Inc. (“First Bancshares”) announced on May 7, 2020 the renewal of its share repurchase program that previously expired on December 31, 2019 (the “Repurchase Program”).  Under the renewed Repurchase Program, the Company may, but is not required to, repurchase up to an aggregate of $15 million of shares of the Company’s issued and outstanding common stock in any manner determined appropriate by the Company’s management.  The renewed Repurchase Program will have an expiration date of December 31, 2020, and has been approved by the Company’s regulators.

On May 7, 2020, First Bancshares issued a press release (the “Press Release”) announcing the renewal of the Repurchase Program.  A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of The First Bancshares, Inc., dated May 7, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCSHARES, INC.

By:	/s/ Donna T. (Dee Dee) Lowery
Name:	Donna T. (Dee Dee) Lowery
Title:	Chief Financial Officer

Date:  May 7, 2020